EXHIBIT 10.28

                       MPSS TECHNOLOGY SERVICES AGREEMENT



         THIS MPSS TECHNOLOGY SERVICES AGREEMENT (the "Agreement") is made and entered into as of October 23, 1996 (the "Effective Date") by LYNX THERAPEUTICS, INC., a Delaware corporation ("Lynx"), and BASF AKTIENGESELLSCHAFT, a corporation organized under the laws of Germany ("BASF").

                                    RECITALS

         WHEREAS,  Lynx  owns  certain  inventions,   methods  and  intellectual
property relating to a novel technique for determining cDNA sequence information from a sample; and

         WHEREAS, Lynx is commercializing such techniques for use in the analysis of cDNA libraries for research and commercial purposes; and

         WHEREAS, BASF desires to secure access to Lynx's library analysis capabilities and services on the terms set forth herein and is willing to provide financial support for Lynx's development work;

         NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises contained in this Agreement, the parties hereto agree as follows:

1.       DEFINITIONS

         Capitalized terms use in this Agreement shall have the meanings ascribed to them in the following sections of this Article 1, unless otherwise defined in this Agreement.

         1.1 "Affiliate" means a corporation, partnership, entity, person, firm, company, or joint venture that controls, is controlled by or is under the common control with the referenced Party. For the purposes of this definition the word "control" (including, with correlative meaning, the terms "controlled by" or "is under the common control with") means the power to direct or cause the direction of the management and policies of such entity, or the ownership of a least fifty percent (50%) of the voting stock of such entity; provided, however, that, if the applicable law of the jurisdiction of organization of such entity prohibits ownership by a Party of fifty percent (50%) or more, then "control" shall mean the ownership of the maximum percentage of the voting stock of such entity allowed by such applicable law.

         1.2 "Massively Parallel Signature Sequencing" or "MPSS" means the parallel acquisition of at least [REDACT] contiguous bases (a "Signature Sequence") from each of at least [REDACT] templates sampled from a given cell culture or tissue cDNA library.

CONFIDENTIAL TREATMENT REQUESTED

         1.3 "Milestone" means the achievement by Lynx of the technical parameters with respect to MPSS performance that are set forth in Exhibit A hereto.

         1.4 "MPSS Library Analysis" means a report containing each [REDACT] base sequence and its abundance within the [REDACT] or more cDNA templates extracted from a given sample.

2.       LYNX MPSS SERVICES

         2.1 Access Fee. In consideration of Lynx's commitment to provide BASF with the services hereinafter described, BASF agrees to pay to Lynx five and one-half million U.S. dollars ($5,500,000) within thirty (30) days of the Effective Date (the "Initial Payment"). BASF shall pay Lynx an additional five and one-half million U.S. dollars ($5,500,000) within thirty (30) days after Lynx notifies BASF that the Milestone has been achieved and provides BASF with the data demonstrating achievement of such milestone (the "Milestone Payment"). The obligations of BASF to make such additional payment and any subsequent payments under this Agreement shall only come into effect if the patent due diligence of BASF does not reveal by January 15, 1997 that Lynx could be blocked from performing MPSS Library Analyses in the United States. If such payment obligations do not come into effect due to the foregoing, then this Agreement shall terminate on January 15, 1997.

         2.2 Initial Subscription Period. Within thirty (30) days after BASF delivers to Lynx the Milestone Payment required under Section 2.1, BASF shall make a payment to Lynx of four million U.S. dollars ($4,000,000) in respect of MPSS analysis services to be provided during the first half of an initial subscription period (the "First Subscription Payment"). On the first anniversary of the commencement of the initial subscription period, BASF shall make an additional payment to Lynx of four million U.S. dollars ($4,000,000) in respect of the MPSS analysis services to be performed hereunder. The initial subscription period shall commence on the date the First Subscription Payment is due, and shall terminate on the date that is twenty-four (24) months after such date. During such initial subscription period, BASF shall be entitled to receive from Lynx, without further charge, MPSS Library Analyses for up to [REDACT] separate cDNA library samples delivered to Lynx by BASF during such period. In addition, during the same period, BASF shall be entitled to order from Lynx up to [REDACT] additional MPSS Library Analyses, for which BASF shall pay Lynx [REDACT] per additional MPSS Library Analysis. If at the end of the initial subscription period, BASF submits for MPSS analysis less than [REDACT] cDNA library samples, BASF may submit the balance, but in any case not more than [REDACT], for analysis during the following 24 months [REDACT] (the "Carry Over Period").

         2.3 Renewal of Subscription. BASF may, at its option and upon 30 days prior written notice, elect to extend its subscription on the terms set forth in
Section 2.2 above for additional subsequent one year periods, by making in respect of each renewal period a payment to Lynx of [REDACT] prior to expiration of the then current subscription period.

CONFIDENTIAL TREATMENT REQUESTED

                                       2.

Each renewal shall be subject to increases annually to reflect increases in the U.S. Producer Price Index--All Urban Producers during the prior subscription period. This Agreement shall expire at the end of the last subscription period paid for by BASF as provided for in Sections 2.2 and 2.3, if BASF fails to so renew its subscription for MPSS services for the subsequent period as provided in this Section 2.3.

         2.4 Informatics. The parties acknowledge that Lynx intends to develop software to facilitate the analysis of data secured from MPSS Library Analyses. Lynx agrees that BASF may at its election obtain for its own use during the term of this Agreement object copies of such software [REDACT].

         2.5 Ownership of Technology. Subject to 2.7 below, BASF acknowledges and agrees that any and all inventions (patentable or unpatentable), information, know-how, techniques, methods, materials or other technology developed, discovered or made by Lynx during the development work shall be owned entirely by Lynx and shall be disclosed to BASF only to the extent Lynx elects to do so. Lynx shall own and have the sole and exclusive right to prosecute and maintain all patents and patent applications covering any such technology.

         2.6 Access to Lynx Reference Data Base. Lynx will build and maintain a reference data base containing MPSS information and data derived from MPSS analyses of a variety of reference tissue and cell types. Lynx agrees that BASF shall have access to this reference data base in order to enable BASF, by comparing the results of MPSS Library Analyses with data generated from MPSS Library Analyses of pertinent reference samples, to minimize the work that BASF may need to do to validate data obtained from its samples. Lynx agrees to make this reference data base available to BASF as it is built during the term of this Agreement [REDACT] to BASF.

         2.7 BASF Intellectual Property. BASF shall own the entire right, title and interest in and to the cDNA libraries that it sends to Lynx for analysis and the results of the MPSS Library Analyses of such libraries prepared for BASF pursuant to this Agreement. Lynx agrees that it shall treat the identity and nature of such cDNA libraries delivered to Lynx by BASF hereunder and the results of the related MPSS Library Analyses as the "Confidential Information" of BASF pursuant to Article 3 hereof. Nevertheless, BASF agrees to give appropriate credit to Lynx in any scientific publication of its research that relies on such results.

3.       CONFIDENTIALITY

         3.1 Confidentiality. All knowledge, know-how, practices, processes or other information (hereinafter referred to as "Confidential Information") disclosed by one party to the other (the "Receiving Party") and which is designated in writing as Confidential Information or, if disclosed orally, is reduced to writing within thirty (30) days of disclosure

CONFIDENTIAL TREATMENT REQUESTED

                                       3.

and designated as Confidential Information, shall be received and maintained by such party in strict confidence and shall not be disclosed to any third party. The Receiving Party shall not use said Confidential Information for any purpose other than those purposes specified in this Agreement. The Receiving Party may disclose Confidential Information for the purposes of this Agreement to Affiliates, employees or consultants who are obliged to comply with this confidentiality provision. This Section 3.1 shall survive for a period of five
(5) years from expiration or termination of this Agreement. The nondisclosure obligations of this Section 3.1 shall not apply to Confidential Information which the Receiving Party can establish by competent evidence (i) is in the public domain prior or subsequent to disclosure without breach by the Receiving Party, (ii) was in the Receiving Party's possession at the time of disclosure,
(iii) is received by Receiving Party from a third party who has the lawful right to disclose it or (iv) is disclosed as required by law or regulation or with the written consent of the other party.

4.       TERM AND TERMINATION

         4.1 Term. This Agreement shall expire two years from the Effective Date if the Milestone has not been achieved as of such date. If such milestone is achieved before such date, this Agreement shall expire at the end of the initial subscription period or the Carry Over Period both as provided for in Section 2.2 or, if the subscription period is renewed under Section 2.3, at the end of the last subscription period to be paid for by BASF under Section 2.3.

         4.2 Termination for Material Breach. Each party shall have the right to terminate this Agreement, in addition to pursuing any remedies available under law or in equity, upon sixty (60) days written notice to the other party if the other party is in material breach of this Agreement. Such termination shall not be effective if the other party cures such breach within sixty (60) days of receiving written notice of breach; thirty (30) days where the alleged breach is failure to pay money when due.

         4.3 Effect of Termination; Survival. Upon any expiration or termination of this Agreement, BASF will pay to Lynx all amounts that have been earned by Lynx through the expiration or termination date. Lynx will return any remaining samples provided by BASF, supply BASF with any MPSS Library Analyses of BASF samples generated prior to the expiration or termination date, and, in the case of termination, shall return to BASF any advance payment to the extent such advance payment was intended to serve as payment for services subsequent to the termination date. Section 3.1 shall survive for five (5) years following expiration or termination with respect to Confidential Information disclosed prior to expiration or termination.

                                       4.

5.       REPRESENTATIONS AND WARRANTIES

         5.1 Lynx. Lynx hereby represents and warrants that it has full corporate power and authority to enter into this Agreement, that this Agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of Lynx, enforceable in accordance with its terms. Lynx represents and warrants that the "Initial Payment" made to Lynx under
Section 2.1 above shall be used to further develop, refine, and improve the MPSS and related technologies, capabilities, and methods.

         5.2 BASF. BASF hereby represents and warrants that it has full corporate power and authority to enter into this Agreement, that this Agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of BASF, enforceable in accordance with its terms.

         5.3 Disclaimer. All materials, technology and information exchanged between the parties or used in performing this Agreement is provided "as is" and the party providing or using such technology expressly disclaims any and all warranties of any kind, express or implied, including without limitation the WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, noninfringement of the intellectual property rights of third parties or arising from a course of dealing, usage or trade practices, in all cases with respect thereto.

6.       MISCELLANEOUS

         6.1 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that either party may assign this Agreement without such consent to any Affiliate or to any successor by way of merger, acquisition or sale or transfer of substantially all of its business assets to which this Agreement relates, in a manner such that the assignee shall assume and be responsible for the performance and observance of all of such party's duties and obligations hereunder. This Agreement will be binding upon and inure to the benefit of all permitted successors and assigns of the parties hereunder, and the heirs and personal representatives of the individual parties hereunder. The name of each party appearing herein will be deemed to include the names of such party's successors and assigns to the extent necessary to carry out the intent of this Agreement.

         6.2  Amendment.  No  amendment,   modification  or  supplement  of  any
provision of the Agreement will be valid or effective unless made in writing and signed by a duly authorized representative of each party.

         6.3 Waiver. No provision of the Agreement (unless such provision otherwise provides) will be waived by any act, omission or knowledge of a party or its agents or

                                       5.

employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized representative or representatives of the waiving party.

         6.4 Headings. The headings for each article and section in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

         6.5 Force Majeure. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, failure of suppliers, fire, flood, explosion, earthquake, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

         6.6 Notices. Any notices given pursuant to this Agreement shall be in writing and sent to the address below by one day delivery service or by express mail or facsimile (receipt confirmed) and shall be deemed to have been properly served to the addressee only upon receipt of such written communication. Notices shall be delivered to the respective parties as indicated below, or at such other locations as such parties specify by like notice:

If to Lynx:

                  Lynx Therapeutics, Inc.
                  3832 Bay Center Place
                  Hayward, California  94545
                  Attn:  President



If to BASF:

                  BASF Aktiengesellschaft
                  Central Patent Department, Building C6
                  67056 Ludwigshafen, Germany
                  Attn:  Dr. Andreas Bieberbach

         6.7 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                                       6.

         6.8 Entire Agreement of the Parties. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the parties with respect to the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

         6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and to be performed in California, without reference to conflicts of laws. Each party hereby consents to the jurisdiction of the courts of the State of California and the Federal District Court for the Northern District of California for resolution of any disputes that arise hereunder.

         6.10 Withholding. If required to do so by applicable law, BASF may withhold and pay over to the relevant tax authority any withholding tax due in respect of payments to Lynx hereunder. In the event any such withholding is required, the parties will cooperate in preparing and delivering to such tax authority any documentation that may be reasonably necessary to secure the release of such withheld monies to Lynx or to enable Lynx to obtain the appropriate refund or credit in respect thereof.

         6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

LYNX THERAPEUTICS, INC.                     BASF AKTIENGESELLSCHAFT



By:      /s/ Sam Eletr                      By:      /s/ H.J Quadbeck-Seeger
    --------------------------------              -----------------------------
         SAM ELETR, PH.D.

Title:                                      Title:
      ------------------------------              ------------------------------
         CHAIRMAN OF THE BOARD


                                       7.

                                    EXHIBIT A

                                    MILESTONE

         The achievement of the Milestone will be demonstrated as follows:

         1. The parties will jointly select a cell system or cell culture suitable for this demonstration experiment.

         2. One portion of the cell culture will be "induced" using an agreed upon inducer, such as a [REDACT], for a specified period, such as [REDACT].

         3. Lynx will take [REDACT] samples from the "uninduced" and [REDACT] from the "induced" system or culture, following its internal protocols for sampling.

         4. Lynx will extract the cDNA contained in each of the [REDACT] such samples, using its internal protocols for cDNA extraction.

         5. The cDNA extracted from each of the [REDACT] samples will be divided into [REDACT] parts, and a separate MPSS Library Analysis will be conducted on all of the resulting cDNA samples.

         6. If the data generated from all [REDACT] analyses of each of the [REDACT] cultures are within the set (induced or uninduced) substantially identical, but yet between the sets substantially different, then the Milestone has been achieved.

CONFIDENTIAL TREATMENT REQUESTED

                                       8.